Independent Auditors' Report

The Board of Directors and Stockholders
EXCO Resources, Inc.:

We have audited the accompanying statement of revenues and direct operating expenses of the Wattenberg Colorado Properties (the Properties) for the year ended December 31, 2005. This statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the current report on Form 8-K of Petroleum Development Corporation as described in note 1 and is not intended to be a complete presentation of the results of operations of the Wattenberg Colorado Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the results of direct operations of the Wattenberg Colorado Properties for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Dallas, Texas
March 20, 2007

Wattenberg Colorado Properties
Statements of Revenues and Direct Operating Expenses
Year Ended December 31, 2005 and Nine Months Ended
September 30, 2006 (Unaudited) and 2005 (Unaudited)

		Nine Months Ended	Nine Months Ended
	Year Ended	September 30,	September 30,
	December 31,	2006	2005
(in thousands)	2005	(Unaudited)	(Unaudited)

Revenues:
Natural gas and oil sales	$ 15,359	$ 11,184	$ 10,634

Direct operating expenses:
Lease operating expenses	1,290	936	887
Ad valorem and severence taxes	1,268	943	882
Total direct operating expenses	2,558	1,879	1,769

Excess of revenues over direct operating expensess	$ 12,801	$ 9,305	$ 8,865

See accompanying notes to statements of revenues and direct operating expenses

WATTENBERG COLORADO PROPERTIES

Notes to Statement of Revenues and Direct Operating Expenses

Year Ended December 31, 2005 and Nine Months

Ended September 30, 2006 (Unaudited) and 2005 (Unaudited)

1.    Basis of presentation

 On December 11, 2006, Petroleum Development Corporation ("PDC") entered into a Purchase and Sale Agreement ("Agreement") with EXCO Resources, Inc. ("EXCO") whereby PDC agreed to acquire all of EXCO's interest in certain oil and gas properties owned and operated by EXCO located in Weld, Adams, Broomfield and Larimer Counties, Colorado ("Wattenberg Properties).  EXCO uses the full cost method of accounting for its oil and gas operations.  The Wattenberg Properties acquisition closed on January 7, 2007 for a cash purchase price of approximately $132 million, subject to contractual post-closing adjustments as set forth in the Agreement.

Historical financial statements in accordance with generally accepted accounting principles have never been prepared with respect to the Wattenberg Properties.  The accompanying statements of revenues and direct operating expenses relate to the Wattenberg Properties which were owned by EXCO Resources, Inc. (EXCO) and which are subject to the Agreement.

The accompanying statement of revenues and direct operating expenses does not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, or any provision for income taxes.  This statement of revenues and direct operating expenses does not represent a complete set of financial statements reflecting financial position, results of operations, shareholders' equity and cash flows of the Wattenberg Properties and is not indicative of the results of operations for the Wattenberg Properties going forward.

2.    Significant accounting policies

 Use of estimates - Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses.  Actual results could be different from those estimates.

Estimates of proved reserves - Proved oil and gas reserves are estimated at least annually by independent reserve engineers.  These reserve estimates are prepared in accordance with SEC guidelines and are a function of (a): the quality and quantity of available data, (b) the interpretation of that data, (c) the accuracy of various economic assumptions used and (d) the judgment of the persons preparing the estimate.

Because oil and gas reserves are based on many assumptions, all of which may substantially differ from actual results, reserve estimates and timing of development and production may be significantly different from the actual quantities of oil and natural gas that are ultimately recovered and the timing of such production. In addition, results of drilling, testing and production after the date of an estimate may justify material revisions to the estimates.

Revenue recognition - Total revenues in the accompanying statements of revenues and direct operating expenses include natural gas and oil revenues.  Natural gas and oil revenues are recognized by the sales method, whereby revenues are recognized based on actual volumes and prices of oil and natural gas sold to purchasers, regardless of whether the sales are proportionate to our revenue ownership interest in the property.  There were no significant imbalances with other revenue interest owners during any of the periods presented in these statements

Direct operating expenses - Direct operating expenses are recognized on the accrual basis and consist of direct expenses of operating the Wattenberg Properties, including severance and ad valorem taxes, lifting costs, gathering expenses, well repair and well workover costs.  Direct operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and gas production activities and contractual overhead charged to properties operated by others.     Reimbursements of operating overhead received on operated properties pursuant to COPAS guidelines are accounted for as reduction in general and administrative expenses and, therefore, are not included in direct operating expenses.

 3.  Contingencies

 The activities of the Wattenberg Properties are subject to potential claims and litigation in the normal course of operations.  EXCO management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the Wattenberg Properties.

4.    Cash flow information (unaudited)

Capital expenditures relating to the Wattenberg Properties were $3.8 million for the year ended December 31, 2005, $2.7 million for the nine months ended September 30, 2005 (unaudited) and $6.5 million for the nine months ended September 30, 2006 (unaudited).  The amount for the nine months ended September 30, 2006 includes the purchase of proved properties of approximately $1.2 million.

5.    Supplemental information for natural gas and oil producing activities (unaudited)

The volumes of proved oil and gas reserves shown are estimates, which, by their nature, are subject to later revision. EXCO management estimates proved oil and gas reserves utilizing all available geological and reservoir data as well as production performance data. These estimates are prepared annually by independent reserve engineers, and revised either upward or downward, as warranted by additional performance data.

The following table sets forth estimates of our proved oil and gas reserves (net of royalty interests) and changes herein, for the periods indicated.

	Gas	Oil	Total
	Mmcf	Mbbl(1)	Mmcfe(1)

January 1, 2005	25,434	2,023	37,572
Production	(1,282)	(123)	(2,020)
New discoveries and extensions	462	60	822
Revisions of previous estimates	297	(43)	39
December 31, 2005	24,911	1,917	36,413
Proved developed reserves - December 31, 2005	18,183	1,218	25,491

 (1)  Mmcfe-One million cubic feet equivalent calculated by converting one Bbl of oil to six Mcf of natural gas

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas as of December 31, 2005.
(in thousands)

Future cash inflows	$ 303,730
Future production and abandonment costs	(63,316)
Future development costs	(26,404)
10 percent discount for estimated time of cash flows	(123,408)
Discounted future net cash flows (before taxes)	$ 90,602

Future net cash inflows are computed by applying year-end prices adjusted for transportation and other charges.  The spot prices used at December 31, 2005 in the above table were $61.03 per Bbl of oil and $10.08 per Mmbtu of natural gas, adjusted for historical differentials.

 The standardized measure of estimated future cash flows are reduced by estimated future development, production and well abandonment costs based on period-end cost levels, assuming continuation of existing economic conditions.  Since these financial statements present revenues and direct operating expenses which do not include income taxes and the historic tax basis is not relevant to future periods, no provision for income taxes is reflected in the estimated future cash flow computations.

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil and gas reserves for the year ended December 31, 2005.

(in thousands)	2006
Beginning of period	$ 63,746
Sales of oil and gas produced, net of production costs	(12,801)
Net changes in prices and production costs	27,782
Extensions and discoveries, net of future development,
production and abandonment	2,298
Development costs incurred during the period	3,819
Change in estimated future development costs	(2,196)
Revisions of previous quantity estimates	110
Accretion of discount	6,375
Other	1,469
Net change	26,856
End of period	$ 90,602

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